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                                   EXHIBIT 3.2

        AMENDED AND RESTATED BYLAWS OF KEY BANK USA, NATIONAL ASSOCIATION

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The following Bylaws were adopted on January 18, 2000 by the Sole Shareholder of
Key Bank USA, National Association.

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                       KEY BANK USA, NATIONAL ASSOCIATION

                                    ARTICLE I
                             MEETING OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders for the election of Directors, and the transaction of whatever other business may properly come before the meeting, shall be held at the main office of the Bank, or such other place authorized by the Board of Directors or the Chairperson of the Board, on such date authorized by the Board of Directors or the Chairperson of the Board. If, for any cause, the election of Directors is not held on that day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law, and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Chairperson of the Board, the President, the Board of Directors, or by any shareholder or shareholders owning, in the aggregate, not less than ten per centum (10%) of the stock of the Bank.

Section 3. Notice of Meetings. Unless otherwise provided by law, these Bylaws, or the Articles of Association, a notice of the time, place, and purpose of every annual meeting and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed not less than ten days nor more than sixty days prior to the date of such meeting, to each shareholder of record at such shareholder's address as shown upon the books of the Bank. A sole shareholder may waive notice of a shareholder meeting at any time prior to or after the meeting.

Section 4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Bank may act as a proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed in the Bank's records. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person who appointed a proxy shall not operate to revoke the appointment. Notice to the Bank, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized by such proxy.

Section 5. Quorum; Adjournment. Except as may otherwise be provided by law, at any meeting of the shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Bank present in person or by proxy shall constitute a quorum for such

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meeting; provided, however, that no action required by law to be authorized or taken by a designated proportion of the shares may be authorized or taken by a lesser proportion; provided, further, that, if a quorum is not present, the holders of a majority of the voting shares represented thereat may adjourn such meeting or any adjournment thereof. If any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

Section 6. Voting Power; Cumulative Voting. In voting on issues at meetings of shareholders, except on the election of Directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each issue submitted to the shareholders at any meeting, except in cases where by law or by the Articles of Association a larger vote is required. In all elections of Directors, each shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of such shareholder's shares shall equal, or to distribute them on the same principle among as many candidates as such shareholder chooses.

Section 7. Record of Shareholders and Votes. At any meeting of the shareholders, a record showing the names of shareholders present and the number of shares of stock held by each, the names of shareholders represented by proxy and the number of shares held by each, and the names of the proxies shall be made. This record also shall show the number of shares voted on each action taken, including the number of shares voted for each candidate for the Board of Directors. This record shall be included in the minute book of the Bank.

                                   ARTICLE II
                               BOARD OF DIRECTORS

Section 1. Authority. The Board of Directors shall have power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and exercised by or under the authority of the Board of Directors.

Section 2. Number. The Board of Directors shall consist of not less than five nor more than twenty-five members; the exact number within such minimum and maximum limits shall be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of Directors to a number which exceeds by more than: (i) two the number of Directors last fixed and determined by the shareholders where such number was fifteen or less, or (ii) four the number of Directors last fixed and determined by the shareholders where such number was sixteen or more.

Section 3. Election of Directors; Vacancies. The Directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing Directors. Any vacancy or vacancies occurring in the Board of Directors, including vacancies created by an increase in the numbers of Directors, shall be filled by appointment by the remaining Directors at any regular or special meeting of the Board or by the shareholders at any meeting thereof, and any Director or Directors so appointed shall hold office until the next election. Each person elected or appointed a Director must take the oath of such office in the form prescribed by the Comptroller of the Currency. No person elected or appointed a Director shall exercise the

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functions of such office until he or she has taken such oath. The Bank shall transmit evidence of such oath or oaths to the Comptroller of the Currency.

Section 4. Term of Office; Resignations. Directors shall hold office until the next annual meeting of shareholders or until their successors are elected and have qualified, or until their earlier resignation, removal from office, or death. Any Director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors, or in a writing to that effect delivered to the Secretary or an Assistant Secretary of the Bank; such resignation shall take effect immediately or at such other time as the Director may specify at such meeting or in such writing. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If permitted by law, the majority of the Board of Directors may remove a director for cause.

Section 5. Organization Meeting. Following the annual meeting of shareholders, the Directors-elect shall hold an organization meeting for the purpose of appointing officers and transacting such other business as properly may come before the meeting. Such organization meeting shall be held on the day of the election or as soon thereafter as practicable and, in any event, within thirty days thereof. Notice of such meeting need not be given if held on the day of the election.

Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at the main office of the Bank or at such other place authorized by the Board of Directors or the Chairperson of the Board, on such date authorized by the Board of Directors, the Chairperson of the Board, the President, or the Secretary. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, by the President, by the Secretary, or at the request of two or more Directors. Notice of special meetings, stating the time and place thereof, shall be given in person or by mailing, telephoning, or telegraphing such notice at least 24 hours prior to the meeting; provided, however, that attendance of any Director at such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed a waiver by such Director of notice of such meeting. Notice of a meeting may be waived in writing or by telegram either before or after such meeting. Unless otherwise indicated in the notice of the meeting, any business may be transacted at such meeting.

Section 8. Quorum; Adjournment. A quorum of the Board of Directors shall consist of a majority of the Directors then in office; provided that a majority of the Directors then present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time. If any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting. At each meeting of the Board of Directors at which a quorum is present, all issues shall be determined by a majority vote of those present except as otherwise expressly provided in these Bylaws or by law. A Director cannot vote or otherwise act by proxy at a meeting of the Board of Directors.

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                                   ARTICLE III
                                    OFFICERS

Section 1. Election and Designation of Officers. The Board of Directors shall elect or appoint a Chairperson of the Board, a President, one or more Vice Presidents, a Secretary, and such other officers as the Board may deem necessary all with such titles, authorities, and duties as the Board of Directors may from time to time determine. The Chairperson of the Board and the President shall be members of the Board of Directors. The Board of Directors may delegate the authority to appoint and dismiss officers to officers of the Bank or to a committee composed of such officers. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers.

Section 2. Term of Office; Vacancies. The officers of the Bank shall hold office until their successors are elected or appointed and qualified, except in the case of resignation, dismissal or removal from office, or death. The Board of Directors may dismiss or remove any officer at any time, with or without cause, by a majority vote of the Directors then in office, without prejudice to the contract rights of such officer; an election or appointment of an officer shall not of itself create any contract rights. Any vacancy in any office may be filled in the manner provided herein for the election or appointment of office. The Board of Directors is not required to annually elect or appoint officers.

Section 3. Chairperson. The Chairperson of the Board shall preside at all meetings of shareholders and the Board of Directors. In the absence of, or at the direction of, the Chairperson of the Board, the President, or such other Director designated by the Chairperson of the Board, shall preside at a meeting of the shareholders or the Board of Directors, as the case may be.

Section 4. President. The President shall have general executive powers over the management and business of the Bank, subject to the direction of the Board of Directors and the Chairperson of the Board.

Section 5. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors or as otherwise provided for herein; the Board of Directors may authorize one of the Vice Presidents to perform the duties of the President in the President's absence or if the President is unable to act.

Section 6. Secretary. The Board of Directors shall appoint a Secretary or other designated officer who shall be Secretary of the Board and of the Bank. The Secretary shall give or provide for giving of all notices required by law or these Bylaws to be given, shall be custodian of the corporate seal, records, documents, and papers of the Bank, shall keep accurate minutes of all meetings covered by these Bylaws, and shall perform such other duties as may be assigned from time to time by the Board of Directors.

Section 7. Duties of Officers. The officers of the Corporation shall have such authority and perform such duties as are customarily incident to their respective offices, or as may be determined by the Board of Directors, regardless of whether such authority and duties are customarily incident to such offices.

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                                   ARTICLE IV
                                   COMMITTEES

Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee which shall consist of the Chairperson of the Board and not less than two other Directors. Each member of the Board of Directors who is not a member of the Committee shall be an alternate and, at the request of the officer who is to preside at the meeting, may serve in the place of any regular member who is unable to attend a committee meeting for any reason. The Chairperson of the Board shall preside at all meetings of the Committee; if such officer is absent, another Committee member shall preside.

Section 2. Powers of Executive Committee. The Executive Committee shall have and may exercise, as far as permitted by law, all the powers and authority of the Board of Directors and other committees of the Board of Directors between meetings of such Board or such committees.

Section 3. Other Committees. The Board of Directors may, by resolutions adopted by a majority of the full Board, establish one or more other committees; each committee shall consist of three or more members of the Board of Directors which, to the extent provided in such resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank and may have the power to authorize the seal of the Bank to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may serve in the place of any regular member who is unable to attend a committee meeting for any reason. Each committee shall keep regular minutes of its meetings and present such minutes for review to the Board of Directors.

Section 4. Notice of Meetings. Meetings of the Board committees shall be held at the principal office of the Bank in the City of Cleveland, or at such other place as may be designated in the notice of the meeting at any time upon call by the Chairperson of the Board, the President, the Secretary or the Chairperson of the Committee. Notice of each such meeting shall be given to each member of the Committee in person or by mailing, telephoning, or telegraphing such notice at least 24 hours prior to the meeting; provided, however, that attendance by any Director at such meeting, without protesting prior to or at the commencement of such meeting, the lack of proper notice shall be deemed a waiver by such Director of the notice of such meeting. Notice of the meeting may be waived in writing or by telegram by any member either before or after such meeting. Unless otherwise indicated in the notice of the meeting, any business may be transacted at such meeting.

                                    ARTICLE V
                                  RECORD DATES

The Board of Directors may fix, or authorize the Chairperson of the Board or the President to fix, a record date for any lawful purpose. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting. The Board of Directors may close the share transfer books against transfer of shares during the whole or any part of the period

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provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which the meeting is adjourned.

                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

Section 1. Form of Certificates and Signatures. Each holder of shares shall be entitled to one or more certificates signed by the Chairperson of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary. The signature of any of such officers of the Bank may be a facsimile, engraved, stamped, or printed. In case any such officer whose legal or facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

Section 2. Transfer of Shares. Shares of the Bank shall be transferable upon the books of the Bank by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of such signatures to such certificates and power of transfer as the Bank or its agents may reasonably require.

Section 3. Corporate Seal. The following is an impression of the seal adopted by the Board of Directors of the Bank.

                                (to be inserted)

Any officer shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. Failure to affix the seal to any instrument executed on behalf of the Bank shall not affect the validity of such instrument unless such action is required by law.

                                   ARTICLE VII
                                  BANKING HOURS

The main office and branch offices of the Bank shall be open for business upon such days of the year and for such hours as the Board of Directors or the officers of the Bank may from time to time determine.

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 1. Fiscal Year. The fiscal year of the Bank shall be the calendar year.

Section 2. Definitions. The word "person" wherever used in these Bylaws shall be taken to mean and include individuals, partnerships, associations, and corporations when the text so requires. "Vice President", as used in these Bylaws, shall include Vice Chairperson and such

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titles as Senior Executive Vice President, Executive Vice President, and Senior
Vice President. Words of the singular number shall be taken to include the plural and those of the plural number shall be taken to include the singular whenever appropriate.

Section 3. Execution of Instruments. The Chief Executive Officer may from time to time prescribe in writing the authority of the officers, employees, and agents of the Bank with respect to the making, execution, and delivery in the name and on behalf of the Bank of documents and instruments in writing necessary to the transaction of its business, whether in a fiduciary capacity or otherwise, and with respect to the approval orally, or by conduct other than signing of agreements, of transactions in the name and on behalf of the Bank necessary to the carrying out of the business of the Bank; provided, however, that if the Chief Executive Officer fails to take such action, the Board of Directors shall, by resolution, establish such authorities in writing. Where any such resolution or any such writing has been certified by the Secretary or an Assistant Secretary as to its full force and effect, any instrument executed or transaction effected in conformity with such resolution or such writing may be relied upon by any person. Authority granted to officers, employees, and agents of the Bank, pursuant to this Section 3 shall apply to all documents, instruments, and conduct relating to any entity for which the Bank is a successor in interest, whether by merger or otherwise.

Section 4. Use of Communications Equipment at Meetings. Members of the Board of Directors may participate in regular or special meetings of the Board of Directors, and members of committees appointed by the Board of Directors may participate in regular or special meetings of those committees, through use of conference telephone or similar communications equipment, as long as all members participating in such meeting can hear one another.

Section 5. Action Without a Meeting. Any action which may be taken at a meeting of the Bank's shareholders, Board of Directors, or committee of the Board of Directors, may be taken without a meeting by the unanimous vote of approval of, and in a writing or writings signed by, all of the Bank's shareholders, Directors, or committee members, respectively, entitled to notice of such meeting; such writing or writings shall be included in the minute book of the Bank.

Section 6. Waivers of Notice. Any Director may waive the giving of any notice required to be given to him or her under these Bylaws before or after the time when such notice may be required to be given.

Section 7. Telegram. Any action required or permitted to be taken hereunder by telegram may be taken by telex, fax, or similar communication equipment.

Section 8. Records. The Articles of Association, these Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors, and committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, an Assistant Secretary, or other officer appointed to act as secretary of the meeting.

Section 9. Ohio Law. To the extent not inconsistent with applicable Federal banking statutes and regulations, the Bank shall follow the corporate governance procedures set forth in the Ohio General Corporation Law as it may be amended from time to time.

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Section 10. Interest Rates and Assessments and Loans. The Bank may assess and collect from borrowers interest at any rate agreed upon by the Bank and the borrower as specified in the loan agreement. In addition to such interest, the Bank may assess and collect any dues, fines, premiums, or other assessments on loans made in such amount as may be agreed upon in the loan agreement, including, but not limited to, the following: origination fees; guarantee fees or charges for any insurance protecting a creditor against a borrower's default or other credit loss; late, default, or delinquency charges; deferment charges; annual or other periodic membership fees; charges for returned checks and other forms of payment; overlimit charges; cash advance fees; stop payment fees; ATM, electronic, or similar interchange access fees; transaction fees; currency conversion charges; fees for replacement of credit cards, access checks, or other access devices; minimum charges; research charges; charges for providing documentation or other evidence; credit, property, or other types of insurance premiums, including premiums for insurance in lieu of perfecting a security interest; collection costs; court costs; attorney's fees; applications fees; credit report fees; investigation fees; commitment fees; finder's fees; broker fees; assumption fees; processing fees; credit report fees; investigation fees; points; survey and appraisal fees; title examination and report fees; title insurance premiums; abstract of title fees; escrow fees; trustee fees; official fees and taxes; filing and recording fees; fees for taking or releasing a security interest; document preparation and notarization fees; prepayment fees.

Section 11. Indemnification and Insurance. (a) The Bank shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended but subject to any and all conditions, limitations, and prohibitions imposed pursuant to all applicable federal banking laws and regulations as may be in effect from time to time (including 12 U.S.C.
Section 1828(k), 12 C.F.R. Section 7.2014, and 12 C.F.R. Part 359), any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Bank or a member of the KeyCorp Audit and Risk Review Committee who serves or served as a member of the Audit Committee of the Bank pursuant to 12 C.F.R. Part 363, or is or was serving at the request of the Bank as a director, trustee, officer, or employee of another bank, corporation, partnership, joint venture, trust, or other enterprise. In the case of a merger into the Bank of a constituent entity which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent entity, or served at the request of the constituent entity as a director, trustee, officer, or employee of another bank, corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by the Bank (as the surviving entity) for acts, omissions, or other events or occurrences prior to the merger to the same extent he or she would have been entitled to indemnification by the constituent entity if its separate existence had continued. The indemnification provided by this Section 11 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under the Articles of Association of the Bank or these Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or member of the KeyCorp Audit and Risk Review Committee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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(b) Subject to any and all conditions, limitations, and prohibitions imposed pursuant to all applicable federal banking laws and regulations as may be in effect from time to time (including 12 U.S.C. Section 1828(k), 12 C.F.R. Section 7.2014, and 12 C.F.R. Part 359), the Bank may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of or for any person who is or was a director, officer, employee, or agent of the Bank or a member of the KeyCorp Audit and Risk Review Committee who serves or served as a member of the Audit Committee of the Bank pursuant to 12 C.F.R. Part 363, or is or was serving at the request of the Bank as a director, trustee, officer, employee, or agent of another bank, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any capacity, or arising out of his or her status as such, whether or not the Bank would have the power to indemnify him or her against liability under the provisions of this Section 11 or of the Ohio General Corporation Law. Insurance may be purchased from or maintained with a person in which the Bank has a financial interest.

(c) Notwithstanding paragraphs (a) and (b) of this Section 11, all of the provisions of this Section 11 are subject to the authority of the Office of the Comptroller of the Currency to direct a modification of a specific indemnification by a national bank through appropriate administrative action.

                                   ARTICLE IX
                                   AMENDMENTS

These Bylaws may be amended, altered, or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of the Directors or by the shareholders by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Bank.